As filed with the Securities and Exchange Commission on March 12, 2001

Registration No. 333-56272

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post Effective Amendment No. 1 to
FORM S-8

Registration Statement
under
The Securities Act of 1933

SEARS, ROEBUCK AND CO.
(Exact name of registrant as specified in its charter)

New York (State of jurisdiction of incorporation or organization)	36-1750680 (I.R.S. employer identification no.)

3333 Beverly Road
Hoffman Estates, Illinois 60179
(Address of principal executive offices, including zip code)

SEARS 401(k) SAVINGS PLAN

(Full title of the plan)

Anastasia D. Kelly
Executive Vice President and General Counsel

Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, Illinois 60179
(Name and address of agent for service)

(847) 286-2500
(Telephone number, including area code, of agent for service)

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Items 3. through 7. and 9.	Pursuant to General Instruction E to Form S-8, the contents of the company's Registration Statement on Form S-8, File No. 333-56272 are incorporated herein by reference.
Item 8.	Exhibits.

The Exhibits to this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-56272are listed in the Exhibit Index (below) of this Registration Statement, which Index is incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoffman Estates, State of Illinois, on March 1, 2001.

SEARS, ROEBUCK AND CO.

*/S/Jeffrey N. Boyer
By:	Jeffrey N. Boyer Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
Alan J. Lacy*	Director, President, and Chief Executive Officer (Principal Executive Officer)
Jeffrey N. Boyer*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Glenn Richter*	Vice President and Controller (Principal Accounting Officer)
Hall Adams, Jr.*	Director
Brenda C. Barnes*	Director	March 12, 2001
Warren L. Batts*	Director
James R. Cantalupo*	Director
W. James Farrell*	Director
Michael A. Miles*	Director
Hugh B. Price*	Director
Dorothy A. Terrell*	Director
*By:	/s/Jeffrey N. Boyer Jeffrey N. Boyer Individually and as Attorney-in-fact

EXHIBIT INDEX

Exhibit Number
15.	Acknowledgment of Deloitte & Touche LLP regarding unaudited interim information*
23.	Consent of Deloitte & Touche LLP*
24.	Powers of Attorney of certain officers and directors of Sears, Roebuck and Co.*

*Filed herewith